UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011

Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600

(Registrant’s telephone number including area code)
Not applicable

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 29, 2011, Robbins & Myers, Inc., an Ohio corporation (“Robbins & Myers”), and certain of its subsidiaries and affiliated entities (collectively with Robbins & Myers, “Sellers”), completed the sale of all the shares and equity interests in Sellers’ Romaco businesses (the “Transaction”) to a group of funds led by Deutsche Beteiligungs AG, a Frankfurt, Germany-based private equity investment firm (collectively, “DBAG”) pursuant to the terms of an Agreement dated March 28, 2011 (the “Romaco Agreement”). The consideration paid to Robbins & Myers was approximately €65 million (approximately $96 million) and included €61 million in cash and €4 million of liabilities assumed by DBAG, subject to post-closing adjustments.
     The foregoing description of the Transaction is not complete and is subject to and qualified in its entirety by reference to the Romaco Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated by reference.
     The Romaco Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about Robbins & Myers or DBAG. The representations, warranties, and covenants contained in the Romaco Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Romaco Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Romaco Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Romaco Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Robbins & Myers or any other entity. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Romaco Agreement, which subsequent information may or may not be fully reflected in Robbins & Myers’ public disclosures.
     Also on April 29, 2011, Robbins & Myers issued a press release announcing the completion of the Transaction. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits — See Index to Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.
May 5, 2011	By	/s/ PETER C. WALLACE
		Name:	Peter C. Wallace
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement, dated March 28, 2011, among Robbins & Myers, Inc., Romaco International B.V., Robbins & Myers Finance Europe B.V., Pfaudler Werke GmbH, Romaco Holdings UK Limited, Robbins & Myers Italia S.r.l., Robbins & Myers Holdings, Inc., DBG Alpha 9 GmbH, DBG Alpha 10 GmbH and Maple Holding S.r.l., together with Schedules 1.1(d) (Sellers’ Statements) and 13.1.5 (Conduct of Business Prior to Closing) to the Agreement.

99.1	Press Release of Robbins & Myers, Inc., dated April 29, 2011.

*	The Agreement filed as Exhibit 2.1 omits all Schedules and Sub-Schedules to the Agreement, other than Schedules 1.1(d) (Sellers’ Statements) and 13.1.5 (Conduct of Business Prior to Closing). Robbins & Myers agrees to furnish supplementally a copy of these documents to the Securities and Exchange Commission upon request.

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